Alternative Loan Trust 2006-OA11

                                Final Term Sheet


                              [LOGO]Countrywide(R)


                          $1,237,208,100 (Approximate)

                                   CWALT, Inc.
                                    Depositor

                          Countrywide Home Loans, Inc.
                               Sponsor and Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

              Mortgage Pass-Through Certificates, Series 2006-OA11

             Distributions payable monthly, beginning June 20, 2006

The following classes of certificates are being offered pursuant to this free writing prospectus:

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                  Initial                                   Initial
                   Class          Pass-                      Class        Pass-
                Certificate      Through                   Certificate   Through
                 Balance(1)       Rate                     Balance(1)     Rate
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Class A-1A      $166,281,000     Floating    Class M-1    $36,278,000   Floating
Class A-1B      $513,337,000     Floating    Class M-2    $21,266,000   Floating
Class A-1C       $17,935,000     Floating    Class M-3     $7,506,000   Floating
Class A-2        $25,009,000     Floating    Class M-4    $11,259,000   Floating
Class A-3A       $27,006,000     Floating    Class M-5     $6,255,000   Floating
Class A-3B-1     $69,950,000     Floating    Class M-6     $6,255,000   Floating
Class A-3B-2     $83,683,000     Floating    Class M-7     $6,255,000   Floating
Class A-4       $180,639,000     Floating    Class M-8     $6,880,000   Floating
Class A-5        $45,159,000     Floating    Class M-9     $6,255,000   Floating
Class A-R               $100    Variable
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(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

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                                     Summary

Issuing Entity

Alternative Loan Trust 2006-OA11, a common law trust formed under the laws of the State of New York.

Depositor

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP

Trustee

The Bank of New York

The NIM Insurer

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of June 1, 2006 and the origination date for that mortgage loan (referred to as the "cut-off date").

Closing Date

On or about June 30, 2006.

The Mortgage Loans

The mortgage loans will consist of 30- and 40-year conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one-to-four family residential properties with an aggregate current principal balance of approximately $1,250,968,035 as of June 1, 2006. The mortgage rate on each mortgage loan has an introductory period of one or three months after origination. Thereafter, the interest rate on each mortgage loan adjusts monthly based on a specified index, but the scheduled monthly payments on the mortgage loans adjust annually.

Statistical Calculation Information

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they were prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of June 1, 2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical

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calculation date is referred to as the statistical calculation date pool principal balance.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the mortgage loans in the statistical calculation pool had the following characteristics:

Statistical Calculation Date Pool
   Principal Balance                  $999,820,270

Number of Mortgage Loans              2,480

Average Current Principal Balance     $403,153

Range of Current Principal Balances   $43,750 to
                                        $3,753,500

Weighted Average Mortgage Rate less
   lender paid mortgage insurance     4.696%

Weighted Average Mortgage Rate        4.709%

Range of Mortgage Rates               1.00% to 11.393%

Weighted Average Minimum Mortgage
   Rate                               3.372%

Weighted Average Maximum Mortgage
   Rate                               9.965%

Weighted Average Original
   Loan-to-Value Ratio                75.01%

Percentage of Mortgage Loans with
   Original Loan-to-Value Ratios
   Greater than 80%                   6.10%

Geographic Concentrations in excess
   of 10%:

     California                       69.03%

Weighted Average Original Term to
   Stated Maturity                    383 months

Weighted Average Remaining Term to
   Stated Maturity                    382 months

Percentage of Mortgage Loans with
   Prepayment Charges                 85%

Minimum FICO Score                    601

Maximum FICO Score                    819

Weighted Average FICO Score           700

Number of Mortgage Loans with
   Unknown FICO Score                 0

Percentage of Mortgage Loans with
   Unknown FICO Score                 0.00%

Weighted Average Gross Margin         3.372%

Maximum Negative Amortization:

   110%                               0.48%

   115%                               99.52%

Weighted Average Maximum Negative
   Amortization                       115%

Weighted Average Initial Payment
   Adjustment Date                    June 2007

Originators

The sponsor originated approximately 60.75% of the mortgage loans in the statistical calculation pool. Additionally, approximately 37.20% of the mortgage loans in the statistical calculation pool were originated by MortgageIT, Inc. The remainder of the mortgage loans in the statistical calculation pool were originated by various other originators, which, individually, originated less than 10% of the mortgage loans in the statistical calculation pool.

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Description of the Certificates

The issuing entity will issue the following classes of certificates:

                           Initial
                            Class                                                 Initial       Initial
                         Certificate                                               Rating        Rating
   Class                 Balance (1)                Type                        (Moody's)(2)    (S&P)(2)
 ----------             ------------      ----------------------------------    -----------     --------

 Offered Certificates
 Class A-1A             $166,281,000      Senior/Floating Pass-Through Rate/        Aaa          AAA

                                                Super Senior/Sequential

 Class A-1B             $513,337,000      Senior/Floating Pass-Through Rate/        Aaa          AAA
                                                Super Senior/Sequential

 Class A-1C              $17,935,000      Senior/Floating Pass-Through Rate/        Aaa          AAA
                                                Super Senior/Sequential

 Class A-2               $25,009,000      Senior/Floating Pass-Through Rate/        Aaa          AAA
                                                     Super Senior

 Class A-3A              $27,006,000      Senior/Floating Pass-Through Rate/        Aaa          AAA
                                                        Support

 Class A-3B-1            $69,950,000      Senior/Floating Pass-Through Rate/        Aaa          AAA
                                                  Support/Sequential

 Class A-3B-2            $83,683,000      Senior/Floating Pass-Through Rate/        Aaa          AAA
                                                  Support/Sequential

 Class A-4              $180,639,000      Senior/Floating Pass-Through Rate/        Aaa          AAA
                                                     Super Senior

 Class A-5               $45,159,000      Senior/Floating Pass-Through Rate/        Aaa          AAA
                                                        Support

 Class A-R                      $100      Senior/Variable Pass-Through Rate/        Aaa          AAA
                                                       Residual

 Class M-1               $36,278,000    Subordinate/Floating Pass-Through Rate      Aa1          AA+

 Class M-2               $21,266,000    Subordinate/Floating Pass-Through Rate      Aa1           AA

 Class M-3                $7,506,000    Subordinate/Floating Pass-Through Rate      Aa2          AA-

 Class M-4               $11,259,000    Subordinate/Floating Pass-Through Rate      Aa3           A+

 Class M-5                $6,255,000    Subordinate/Floating Pass-Through Rate       A1           A

 Class M-6                $6,255,000    Subordinate/Floating Pass-Through Rate       A2           A

 Class M-7                $6,255,000    Subordinate/Floating Pass-Through Rate      Baa1         BBB+

 Class M-8                $6,880,000    Subordinate/Floating Pass-Through Rate      Baa2         BBB+

 Class M-9                $6,255,000    Subordinate/Floating Pass-Through Rate      Baa3         BBB-

 Non-Offered Certificates (3)

 Class C                  N/A                         Residual                      NR           NR

 Class P (4)                    $100              Prepayment Charges                NR           NR

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(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P").

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      "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class C and Class P are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class C and Class P Certificates is provided only to permit a better understanding of the offered certificates.

(4) The Class P Certificates will be entitled to receive all prepayment charges received in respect of the mortgage loans. The Class P Certificates will have an initial class certificate balance of $100 and a notional amount equal to the aggregate stated principal balance of the mortgage loans that require payment of a prepayment charge. The Class P Certificates will not bear interest.

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The certificates will also have the following characteristics:

                       Pass-Through Rate     Pass-Through Rate
                         On and Before             After                                      Interest
                           Optional               Optional                                    Accrual
    Class             Termination Date(1)    Termination Date (1)     Accrual Period         Convention
 ------------         -------------------    --------------------     --------------         ----------
 Offered
 Certificates
 Class A-1A           LIBOR + 0.050%         LIBOR + 0.100%                (2)              Actual/360 (3)
 Class A-1B           LIBOR + 0.190%         LIBOR + 0.380%                (2)              Actual/360 (3)
 Class A-1C           LIBOR + 0.250%         LIBOR + 0.500%                (2)              Actual/360 (3)
 Class A-2            LIBOR + 0.180%         LIBOR + 0.360%                (2)              Actual/360 (3)
 Class A-3A           LIBOR + 0.270%         LIBOR + 0.540%                (2)              Actual/360 (3)
 Class A-3B-1         LIBOR + 0.180%         LIBOR + 0.360%                (2)              Actual/360 (3)
 Class A-3B-2         LIBOR + 0.300%         LIBOR + 0.600%                (2)              Actual/360 (3)
 Class A-4            LIBOR + 0.190%         LIBOR + 0.380%                (2)              Actual/360 (3)
 Class A-5            LIBOR + 0.270%         LIBOR + 0.540%                (2)              Actual/360 (3)
 Class A-R                  (4)                   (4)              calendar month (5)         30/360 (6)
 Class M-1            LIBOR + 0.380%         LIBOR + 0.570%                (2)              Actual/360 (3)
 Class M-2            LIBOR + 0.410%         LIBOR + 0.615%                (2)              Actual/360 (3)
 Class M-3            LIBOR + 0.430%         LIBOR + 0.645%                (2)              Actual/360 (3)
 Class M-4            LIBOR + 0.550%         LIBOR + 0.825%                (2)              Actual/360 (3)
 Class M-5            LIBOR + 0.580%         LIBOR + 0.870%                (2)              Actual/360 (3)
 Class M-6            LIBOR + 0.600%         LIBOR + 0.900%                (2)              Actual/360 (3)
 Class M-7            LIBOR + 1.200%         LIBOR + 1.800%                (2)              Actual/360 (3)
 Class M-8            LIBOR + 1.400%         LIBOR + 2.100%                (2)              Actual/360 (3)
 Class M-9            LIBOR + 2.000%         LIBOR + 3.000%                (2)              Actual/360 (3)

 Non-Offered
 Certificates
 Class C                    N/A                   N/A                      N/A                   N/A
 Class P                    N/A                   N/A                      N/A                   N/A


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(1)   The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(2) The accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or commencing on the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the applicable accrual period.

(4) The pass-through rate for the Class A-R Certificates for the accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans.

(5) The accrual period for any distribution date will be the calendar month before the month of that distribution date.

(6) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

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Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

        Designation               Classes of Certificates
        -----------               -----------------------

   Senior Certificates            Class A-1A, Class A-1B,
                               Class A-1C, Class A-2, Class
                                 A-3A, Class A-3B-1, Class
                               A-3B-2, Class A-4, Class A-5
                                and Class A-R Certificates

Subordinated Certificates          Class M-1, Class M-2,
                                   Class M-3, Class M-4,
                                   Class M-5, Class M-6,
                                 Class M-7, Class M-8 and
                                  Class M-9 Certificates

   LIBOR Certificates             Class A-1A, Class A-1B,
                               Class A-1C, Class A-2, Class
                                 A-3A, Class A-3B-1, Class
                                A-3B-2, Class A-4 and Class
                                   A-5 Certificates and
                                 Subordinated Certificates

  Offered Certificates            Senior Certificates and
                                 Subordinated Certificates

  Private Certificates              Class P and Class C
                                       Certificates

Record Date

LIBOR Certificates:

The business day immediately preceding a distribution date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of the distribution date, or in the case of the first distribution date, the closing date.

Denominations

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on July 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for the offered certificates is the distribution date in September 2046. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 5.

On each distribution date, to the extent funds are available, each class of interest-bearing certificates will be entitled to receive:

o the interest that has accrued at the related pass-through rate during the related accrual period on the class certificate balance of that class of certificates immediately prior to that distribution date, and

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o     any interest due on a prior distribution date that has not paid (we sometimes refer to this as interest carry forward amount),

minus,

o any net deferred interest allocated to that class of certificates on that distribution date.

Net Deferred Interest

For any distribution date, the amount of the net deferred interest that will be allocated to the classes of certificates will equal the excess, if any, of:

o the interest deferred on the mortgage loans from the previous due date to the due date related to that distribution date over

o the amount of principal prepayments and subsequent recoveries received on the mortgage loans during the prepayment period and due period related to that distribution date (this amount is referred to as the "net deferred interest").

For any distribution date, the net deferred interest on the mortgage loans will be allocated to the certificates in an amount equal to the excess, if any, of:

o the amount of interest accrued on the class of certificates at its pass-through rate during the accrual period related to that distribution date, over

o the amount of current interest that would have accrued had the pass-through rate for that class of certificates equaled the related adjusted cap rate for that distribution date.

The net deferred interest allocated to a class of certificates will be added as principal to the outstanding class certificate balance of such class of certificates.

Net Rate Carryover

If the pass-through rate on a class of LIBOR Certificates for the interest accrual period related to a distribution date is limited by the rate cap, any resulting interest shortfall (referred to as "net rate carryover") may be paid on the first distribution date from amounts on deposit in the carryover shortfall reserve fund and on future distributions from excess cashflow as described below under "--Excess Cashflow."

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus. The priority of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

o all scheduled installments of interest (after taking into account reductions due to deferred interest on the mortgage loans) and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

o net proceeds from the liquidation of defaulted mortgage loans during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

o     subsequent recoveries with respect to the mortgage loans;

o partial or full prepayments collected on the mortgage loans during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts

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      payable to the master servicer) and the compensating interest; and

o any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o the master servicing fee and additional servicing compensation due to the master servicer;

o     the trustee fee due to the trustee;

o     lender paid mortgage insurance premiums, if any;

o the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

o all prepayment charges (which are distributable only to the Class P Certificates); and

o all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.375% per annum (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates--Priority of Distributions Among Certificates".

Source and Priority of Payments:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions; Distributions of Interest

In general, on any distribution date, interest funds will be distributed in the following order:

o concurrently, to each class of senior certificates, current interest and interest carry forward amounts, pro rata based on their respective entitlements;

o sequentially, in order of their distribution priorities, to each class of subordinated certificates, current interest for each such class; and

o     any remaining interest funds, as part of the excess cashflow.

Priority of Distributions; Distributions of Principal

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates for that distribution date. These amounts are described in more detail under

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"Description of the Certificates--Principal" in this free writing prospectus.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinated certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

o the distribution date on which the aggregate class certificate balance of the senior certificates is reduced to zero; and

o the later of: (a) the July 2009 distribution date and (b) the first distribution date on which the aggregate class certificate balance of the senior certificates (after calculating anticipated distributions on such distribution date) is less than or equal to (1) prior to the distribution date in July 2012, approximately 75.6249470529% of the aggregate stated principal balance of the mortgage loans and (2) on or after the distribution date in July 2012, approximately 80.4999576423% of the aggregate stated principal balance of the mortgage loans.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following order:

o to the senior certificates as described under "Priority of Payments; Distributions of Principal to the Senior Certificates" below, until their respective class certificate balances are reduced to zero.

o from the remaining principal distribution amount, sequentially, in order of their distribution priorities, to each class of subordinated certificates, until their respective class certificate balances are reduced to zero; and

o any remaining principal distribution amount, as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount will be distributed in the following order:

o in an amount up to the senior principal distribution target amount, to the senior certificates as described under "Priority of Payments; Distributions of Principal to the Senior Certificates" below, until their respective class certificate balances are reduced to zero;

o from the remaining principal distribution amount, sequentially, in order of their distribution priorities, to each class of subordinated certificates, the subordinated class principal distribution target amount for each such class, until their respective class certificate balances are reduced to zero; and

o any remaining principal distribution amount, as part of the excess cashflow.

Priority of Payments; Distributions of Principal to the Senior Certificates

On any distribution date when distributions of principal are made to the senior certificates, the distributions will be distributed in the following order of priority:

o to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

o concurrently and on a pro rata basis based on (1) the aggregate class certificate balance of the Class A-1A, Class A-1B and Class A-1C Certificates, (2) the class certificate balance of the Class A-2 Certificates, (3) the aggregate class certificate balance of the Class A-3A, Class A-3B-1 and Class A-3B-2 Certificates, (4) the class certificate balance of the Class A-4 Certificates and (5) the class certificate balance of the Class A-5 Certificates,

      (1) sequentially, to the Class A-1A, Class A-1B and Class A-1C Certificates, in that order, until their respective class certificate balances are reduced to zero,

      (2) to the Class A-2 Certificates until its class certificate balance is reduced to zero,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      (3) concurrently and on a pro rata basis based on (a) the class certificate balance of the Class A-3A Certificates and (b) the aggregate class certificate balance of the Class A-3B-1 and Class A-3B-2 Certificates,

            (a) to the Class A-3A Certificates until its class certificate balance is reduced to zero, and

            (b) sequentially, to the Class A-3B-1 and Class A-3B-2 Certificates, in that order, until their respective class certificate balances are reduced to zero.

      (4) to the Class A-4 Certificates, until its class certificate balance is reduced to zero, and

      (5) to the Class A-5 Certificates, until its class certificate balance is reduced to zero.

Carryover Shortfall Reserve Fund

On the closing date, the depositor will cause to be deposited in the carryover shortfall reserve fund an amount expected to be sufficient to cover any net rate carryover on the LIBOR Certificates for the first distribution date, which amount will be distributed sequentially as follows:

o concurrently, to the classes of LIBOR Certificates, pro rata based on their respective class certificate balances, to the extent needed to pay any unpaid net rate carryover for each such class,

o any remaining amount, concurrently, to each class of LIBOR Certificates with respect to which there remains any unpaid net rate carryover, pro rata based on the amount of such remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover for each such class, and

o any amounts remaining on deposit in the carryover shortfall reserve fund after making all distributions on the first distribution date, to Countrywide Securities Corporation.

Applied Realized Loss Amounts

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses on the mortgage loans will be allocated in the following order of priority:

o to the subordinated certificates in the reverse order of their distribution priority, beginning with the class of subordinated certificates outstanding with the lowest distribution priority, until their respective class certificate balances are reduced to zero,

o to the senior certificates, pro rata, until their respective class certificate balances are reduced to zero; provided, however, that

o any realized losses otherwise allocable to the Class A-1A, Class A-1B, Class A-1C and Class A-2 Certificates will be allocated concurrently to the Class A-3A, Class A-3B-1 and Class A-3B-2 Certificates on a pro rata basis based on their class certificate balances until their respective class certificate balances are reduced to zero, and

o any realized losses otherwise allocable to the Class A-4 Certificates will be allocated to the Class A-5 Certificates until its class certificate balance is reduced to zero.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

"Overcollateralization" refers to the amount by which the aggregate stated principal balance of the mortgage loans exceeds the aggregate class certificate balance of the offered certificates.

On the closing date, the aggregate stated principal balance of the mortgage loans is expected to exceed the initial aggregate class certificate balance of the certificates by approximately $13,759,935, which is approximately 1.10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

The mortgage loans are expected to generate more interest than is needed to pay interest on the interest-bearing classes of certificates because the weighted average interest rate of the mortgage loans is

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

expected to be higher than the weighted average pass-through rate on the interest-bearing classes of certificates and the weighted average expense fee rate.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans if those losses are not otherwise covered by excess cashflow (if any). The required level of overcollateralization may change over time.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest distributions have been made and after the principal funds have been distributed.

On any distribution date, the excess cashflow (if any) will be distributed in the following order:

o to the classes of certificates that are entitled to receive principal on that distribution date to the extent necessary to restore or maintain the required level of overcollateralization;

o concurrently, to the classes of senior certificates, pro rata based on the unpaid realized loss amount for each such class, in an amount equal to the unpaid realized loss amount for each such class; provided, however, that

o any amounts allocable to the Class A-3A, Class A-3B-1 and Class A-3B-2 Certificates will be allocated concurrently, to the Class A-1A, Class A-1B, Class A-1C and Class A-2 Certificates, pro rata based on their class certificate balances, up to the unpaid realized loss amount for each such class, and

o any amounts allocable to the Class A-5 Certificates will be allocated concurrently to the Class A-4 Certificates, up to the unpaid realized loss amount for such class,

o sequentially, in order of their distribution priorities, to each class of subordinated certificates, in each case first in an amount equal to any interest carry forward amount and then in an amount equal to the unpaid realized loss amount for each such class;

o concurrently, to each class of certificates, pro rata based on their respective class certificate balances to the extent needed to pay any unpaid net rate carryover for each such class; and then any excess cashflow remaining will be distributed to each class of certificates with respect to which there remains any unpaid net rate carryover, pro rata, based on the amount of such remaining unpaid net rate carryover; and

o to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

The senior certificates will have a distribution priority over the subordinated certificates. Within the classes with an "M" designation, the distribution priority is in numerical order.

Once the protection provided by excess cashflow and overcollateralization is exhausted, subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans first, among the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates in accordance with the priorities set forth above under "--Applied Realized Loss Amounts."

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Repurchase, Substitution and Purchase of
Mortgage Loans

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to 10% or less of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the assets in the carryover shortfall reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The LIBOR Certificates will also represent the right to receive net rate carryover payments. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of the benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

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                                       12

--------------------------------------------------------------------------------

                               The Mortgage Pool

      Set forth in the table below is the approximate percentage of Statistical Calculation Pool Mortgage Loans that were originated by the named originator. The remainder of the Statistical Calculation Pool Mortgage Loans were originated by unrelated third parties.

     Countrywide Home Loans, Inc.             MortgageIT, Inc.
     ----------------------------             ----------------
            60.75%                                 37.20%

MortgageIT, Inc.

      MortgageIT, Inc. ("MortgageIT") is a New York corporation and a wholly owned subsidiary of MortgageIT Holdings, Inc., a publicly traded real estate investment trust, with an executive and administrative office located in New York, New York. MortgageIT is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. MortgageIT originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans.

      MortgageIT and its predecessors have been in the residential mortgage banking business since 1988, and have originated Mortgage Loans of the type backing the certificates offered hereby since the second quarter of 2005. For the three-month period ended March 31, 2006, MortgageIT had an origination portfolio of approximately $7.2 billion, all of which was secured by one- to four-family residential real properties and individual condominium units.

      The following table describes the size, composition and growth of MortgageIT's total Mortgage Loan production for Pay-Option ARM Loans over the past three years.

                          December 31, 2005             March 31, 2006
                    ---------------------------     ---------------------------
                                      Total                           Total
                                    Portfolio                       Portfolio
   Loan Type        Number          of Loans        Number          of Loans
   ---------        ------       --------------     -------      --------------
Pay-Option ARM      14,702       $5,326,259,387     5,519        $1,932,586,358

MortgageIT Underwriting Guidelines

      MortgageIT offers a wide variety of mortgage loan products pursuant to various mortgage loan origination programs. The following generally describes MortgageIT's underwriting guidelines with respect to mortgage loans originated pursuant to its "prime" underwriting standards for mortgage loans with non-conforming balances and its "Pay Option ARM" underwriting guidelines for mortgage loans with conforming and non-conforming balances.

      MortgageIT's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, MortgageIT expects and encourages underwriters to use professional judgment based on their experience in making a lending decision. MortgageIT underwrites a borrower's creditworthiness based solely on information that MortgageIT believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

      Every MortgageIT mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Loans in excess of one million dollars require (i) two full appraisals or (ii) one full appraisal and a field review, ordered by a MortgageIT-approved national appraiser, including photographs of the interior and the exterior of the subject property. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, a MortgageIT underwriter or a mortgage insurance company contract underwriter reviews each appraisal for accuracy and consistency.

      The appraiser's value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property this ratio is based on the lower of the sales price of the property and the appraised value. MortgageIT sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, MortgageIT requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, MortgageIT requires that a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac insure the loan. Higher loan-to-value ratios require higher coverage levels.

      The mortgage loans have been originated under "full/alternative", "stated income/verified assets", "stated income/stated assets", "no documentation" or "no ratio" programs. The "full/alternative" documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both "full/alternative" documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally, under a "stated income/verified assets" program, no verification of a mortgagor's income is undertaken by the origination; however, verification of the mortgagor's assets is obtained. Under a "stated income/stated assets" program, the originator undertakes no verification of either a mortgagor's income or a mortgagor's assets, although both income and assets are stated on the loan application and subject to reasonable underwriting approval. Generally, under a "no documentation" program, the mortgagor is not required to state his or her income or assets and therefore, the originator undertakes no verification of such mortgagor's income or assets. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a "no ratio" program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a "no ratio" program assets are verified. MortgageIT generally conducts a verbal verification of employment prior to closing.

      MortgageIT obtains a credit report that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by MortgageIT loan guidelines for non-conforming loans is 620 and the average is typically over 700. For MortgageIT Pay Option ARM products, the minimum credit score is generally 650. If the borrowers do not have a credit score, they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last 12 months.

      In addition to reviewing the borrower's credit history and credit score, MortgageIT underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent 24 months. In general, for Pay Option ARM loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent 24 months.

      The Pay Option ARM mortgage loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain Pay Option ARM products also allow for less verification documentation than Fannie Mae or Freddie Mac requires. For these products, the borrower may not be required to verify employment income, assets required to close or both. For some other Pay Option ARM products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Pay Option ARM products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

      Generally, in order to determine if a borrower qualifies for a Pay Option ARM loan, MortgageIT underwriting staff or contract underwriters provided by certain mortgage insurance companies manually underwrite and approve such loans; under certain limited circumstances, if other application safeguards are in place, a borrower's qualification for a Pay Option ARM loan is determined utilizing automated underwriting systems. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

MortgageIT realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages "common sense" underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, exceptions to these underwriting guidelines are considered, so long as the borrower has other reasonable compensating factors, on a case-by-case basis.

The Statistical Calculation Pool

         The statistical information presented in this free writing prospectus is based on the number and the Stated Principal Balances of the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date. The Statistical Calculation Pool is smaller than the Mortgage Pool. It is expected that additional mortgage loans will be included in the Mortgage Pool on the closing date and that certain of the Statistical Calculation Pool Mortgage Loans may prepay in part or in full prior to the closing date, or may be determined not to meet the eligibility criteria requirements for the Mortgage Pool and therefore may not be included in the Mortgage Pool. As a result of the foregoing, the statistical distribution of characteristics for the Mortgage Pool will vary from the statistical distribution of the characteristics of the Statistical Calculation Pool as presented in this free writing prospectus, although the variance will not be material. Further statistical information regarding the Statistical Calculation Pool Mortgage Loans is set forth below.

         The following information sets forth certain characteristics of the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date. Other than with respect to rates of interest, percentages (approximate) are stated by the aggregate Stated Principal Balance of the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date. The sum in any column of the following tables may not equal the indicated value due to rounding. In addition, each weighted average FICO credit score set forth below has been calculated without regard to any Statistical Calculation Pool Mortgage Loan for which the FICO credit score is not available.

                          STATISTICAL CALCULATION POOL

                                  Loan Program

                                                                                                      Weighted            Weighted
                                                                                           Weighted   Average   Weighted   Average
                               Number of                      % of                          Average   Remaining Average   Original
                              Statistical     Aggregate     Statistical      Average        Current    Term to    FICO     Loan-to
                               Mortgage   Principal Balance   Mortgage  Principal Balance  Mortgage   Maturity   Credit    -Value
Loan Program                     Loans       Outstanding        Loans    Outstanding ($)   Rate (%)   (Months)    Score    Ratio (%)
----------------------------- ----------- ----------------- ----------- -----------------  --------   --------- --------- ----------
One-Month LIBOR .............      15        $  4,161,879       0.42%        277,459         7.449       349       720       81.3
One-Year MTA ................   2,465         995,658,390      99.58         403,918         4.698       382       699       75.0
                                -----        ------------     ------
   Total ....................   2,480        $999,820,270     100.00%
                                =====        ============     ======

                          Current Principal Balances(1)

                                                                                                      Weighted            Weighted
                                                                                           Weighted   Average   Weighted   Average
                               Number of                      % of                          Average   Remaining Average   Original
Range of                      Statistical     Aggregate     Statistical      Average        Current    Term to    FICO     Loan-to
Current Mortgage               Mortgage   Principal Balance   Mortgage  Principal Balance  Mortgage   Maturity   Credit    -Value
Loan Principal Balances ($)      Loans       Outstanding        Loans    Outstanding ($)   Rate (%)   (Months)    Score    Ratio (%)
----------------------------- ----------- ----------------- ----------- -----------------  --------   --------- --------- ----------
0.01 - 50,000.00 ............       4        $    190,594       0.02%         47,648         6.276       359       728       72.5
50,000.01 - 100,000.00 ......      45           3,705,072       0.37          82,335         4.981       370       690       74.1
100,000.01 - 150,000.00 .....     146          18,715,470       1.87         128,188         5.189       375       696       74.0
150,000.01 - 200,000.00 .....     222          39,152,574       3.92         176,363         5.069       378       693       74.9
200,000.01 - 250,000.00 .....     217          49,419,268       4.94         227,739         5.383       384       699       75.9
250,000.01 - 300,000.00 .....     319          88,087,244       8.81         276,136         5.472       380       693       75.9
300,000.01 - 350,000.00 .....     278          90,469,070       9.05         325,428         5.364       380       691       76.3
350,000.01 - 400,000.00 .....     324         122,485,689      12.25         378,042         5.475       385       688       76.6
400,000.01 - 450,000.00 .....     196          83,762,284       8.38         427,359         5.217       373       702       76.1
450,000.01 - 500,000.00 .....     166          78,828,905       7.88         474,873         4.675       377       699       76.6
500,000.01 - 550,000.00 .....     123          64,514,447       6.45         524,508         4.403       383       705       77.1
550,000.01 - 600,000.00 .....     131          75,638,834       7.57         577,396         4.266       387       702       77.0
600,000.01 - 650,000.00 .....     100          63,165,272       6.32         631,653         4.214       381       695       77.0
650,000.01 - 700,000.00 .....      30          20,237,928       2.02         674,598         4.081       384       705       73.7
700,000.01 - 750,000.00 .....      21          15,287,331       1.53         727,968         3.647       388       708       71.9
750,000.01 - 1,000,000.00 ...      95          84,034,145       8.40         884,570         3.463       377       720       72.6
1,000,000.01 - 1,500,000.00 .      41          53,271,389       5.33       1,299,302         3.619       397       710       69.7
1,500,000.01 - 2,000,000.00 .      11          19,345,728       1.93       1,758,703         4.506       392       700       70.7
Greater than 2,000,000.01 ...      11          29,509,026       2.95       2,682,639         3.436       403       703       61.5
                                -----        ------------     ------
   Total ....................   2,480        $999,820,270     100.00%
                                =====        ============     ======

----------
(1) As of the Statistical Calculation Date, the average current mortgage loan principal balance of the Statistical Mortgage Loans was approximately $403,153.

                           Original Principal Balances

                                                                                                      Weighted            Weighted
                                                                                           Weighted   Average   Weighted   Average
                               Number of                      % of                          Average   Remaining Average   Original
Range of                      Statistical     Aggregate     Statistical      Average        Current    Term to    FICO     Loan-to
Original Principal             Mortgage   Principal Balance   Mortgage  Principal Balance  Mortgage   Maturity   Credit    -Value
Balances ($)                     Loans       Outstanding        Loans    Outstanding ($)   Rate (%)   (Months)    Score    Ratio (%)
----------------------------- ----------- ----------------- ----------- -----------------  --------   --------- --------- ----------
         0.01 - 50,000.00 ...       4        $    190,594       0.02%         47,648         6.276       359       728       72.5
50,000.01 - 100,000.00 ......      45           3,705,072       0.37          82,335         4.981       370       690       74.1
100,000.01 - 150,000.00 .....     147          18,865,472       1.89         128,337         5.203       375       696       73.8
150,000.01 - 200,000.00 .....     221          39,002,572       3.90         176,482         5.063       378       693       75.0
200,000.01 - 250,000.00 .....     217          49,419,268       4.94         227,739         5.383       384       699       75.9
250,000.01 - 300,000.00 .....     320          88,389,414       8.84         276,217         5.479       380       693       76.0
300,000.01 - 350,000.00 .....     278          90,516,940       9.05         325,601         5.364       380       691       76.1
350,000.01 - 400,000.00 .....     324         122,540,026      12.26         378,210         5.477       385       688       76.6
400,000.01 - 450,000.00 .....     195          83,357,908       8.34         427,476         5.205       373       703       76.1
450,000.01 - 500,000.00 .....     166          78,837,974       7.89         474,928         4.672       377       700       76.6
500,000.01 - 550,000.00 .....     123          64,510,614       6.45         524,477         4.407       383       704       77.1
550,000.01 - 600,000.00 .....     130          75,033,990       7.50         577,185         4.239       387       703       77.1
600,000.01 - 650,000.00 .....     102          64,414,966       6.44         631,519         4.272       381       695       76.9
650,000.01 - 700,000.00 .....      29          19,587,840       1.96         675,443         3.984       384       705       73.7
700,000.01 - 750,000.00 .....      22          16,045,021       1.60         729,319         3.817       387       708       72.4
750,000.01 - 1,000,000.00 ...      94          83,276,455       8.33         885,920         3.429       377       720       72.5
1,000,000.01 - 1,500,000.00 .      41          53,271,389       5.33       1,299,302         3.619       397       710       69.7
1,500,000.01 - 2,000,000.00 .      12          21,359,319       2.14       1,779,943         4.788       388       698       70.9
Greater than 2,000,000.01 ...      10          27,495,435       2.75       2,749,543         3.138       406       705       60.7
                                -----        ------------     ------
   Total ....................   2,480        $999,820,270     100.00%
                                =====        ============     ======

                  State Distribution of Mortgaged Properties(1)

                                                                                                      Weighted            Weighted
                                                                                           Weighted   Average   Weighted   Average
                               Number of                      % of                          Average   Remaining Average   Original
                              Statistical     Aggregate     Statistical      Average        Current    Term to    FICO     Loan-to
                               Mortgage   Principal Balance   Mortgage  Principal Balance  Mortgage   Maturity   Credit    -Value
State                            Loans       Outstanding        Loans    Outstanding ($)   Rate (%)   (Months)    Score    Ratio (%)
----------------------------- ----------- ----------------- ----------- -----------------  --------   --------- --------- ----------
Alaska ......................       1        $    235,800       0.02%        235,800         2.750       360       754       78.6
Alabama .....................       5             871,624       0.09         174,325         4.910       381       667       79.2
Arizona .....................      75          22,017,873       2.20         293,572         5.704       378       692       76.8
California ..................   1,482         690,176,951      69.03         465,706         4.670       383       700       74.2
Colorado ....................      22           6,349,160       0.64         288,598         5.070       380       729       77.8
Connecticut .................      19           6,125,574       0.61         322,399         5.820       359       719       79.8
District of Columbia ........       2             817,006       0.08         408,503         6.148       385       708       70.7
Delaware ....................       3           1,269,465       0.13         423,155         5.387       359       675       77.3
Florida .....................     281          90,859,324       9.09         323,343         4.116       390       703       75.9
Georgia .....................       7           1,788,778       0.18         255,540         6.551       393       691       76.9
Hawaii ......................      17           8,298,398       0.83         488,141         5.591       396       723       74.2
Idaho .......................      18           4,072,706       0.41         226,261         6.267       359       706       77.2
Illinois ....................      39          12,380,986       1.24         317,461         3.985       362       685       77.9
Indiana .....................       2             683,533       0.07         341,767         4.093       480       719       80.0
Kansas ......................       3             519,896       0.05         173,299         3.531       451       681       81.2
Kentucky ....................       1             188,000       0.02         188,000         1.250       360       692       68.4
Louisiana ...................       1             108,000       0.01         108,000         2.750       360       732       80.0
Massachusetts ...............      21           7,623,888       0.76         363,042         4.257       362       698       77.1
Maryland ....................      64          21,079,008       2.11         329,359         5.509       378       694       76.9
Maine .......................       1              67,454       0.01          67,454         7.875       359       713       90.0
Michigan ....................      28          10,675,513       1.07         381,268         4.702       364       684       74.6
Minnesota ...................       6           1,175,857       0.12         195,976         4.570       388       669       76.7
Missouri ....................      15           2,705,590       0.27         180,373         6.506       366       707       81.3
Montana .....................       1             230,526       0.02         230,526         1.750       358       780       80.0
North Carolina ..............      11           5,496,345       0.55         499,668         4.222       396       720       72.0
North Dakota ................       1             103,923       0.01         103,923         7.500       359       632       81.6
Nebraska ....................       2             286,965       0.03         143,482         8.160       351       741       90.9
New Hampshire ...............       1             159,884       0.02         159,884         7.625       359       643       79.6
New Jersey ..................      18           6,440,384       0.64         357,799         3.170       384       672       79.7
New Mexico ..................       3           1,352,141       0.14         450,714         5.639       390       714       78.1
Nevada ......................      98          29,068,418       2.91         296,617         5.229       392       698       78.7
New York ....................      35          12,723,260       1.27         363,522         3.881       363       695       74.8
Ohio ........................      12           2,316,258       0.23         193,022         5.319       397       684       81.5

                                                                                                      Weighted            Weighted
                                                                                           Weighted   Average   Weighted   Average
                               Number of                      % of                          Average   Remaining Average   Original
                              Statistical     Aggregate     Statistical      Average        Current    Term to    FICO     Loan-to
                               Mortgage   Principal Balance   Mortgage  Principal Balance  Mortgage   Maturity   Credit    -Value
State                            Loans       Outstanding        Loans    Outstanding ($)   Rate (%)   (Months)    Score    Ratio (%)
----------------------------- ----------- ----------------- ----------- -----------------  --------   --------- --------- ----------
Oregon ......................      21           7,073,704       0.71         336,843         4.182       373       705       77.2
Pennsylvania ................      21           5,616,868       0.56         267,470         5.501       359       680       77.9
Rhode Island ................       2             468,606       0.05         234,303         4.643       360       650       77.2
South Carolina ..............       3             480,320       0.05         160,107         2.433       360       650       83.7
South Dakota ................       1             180,000       0.02         180,000         1.750       360       680       80.0
Tennessee ...................       5             346,129       0.03          69,226         7.571       359       741       80.4
Texas .......................      12           2,231,331       0.22         185,944         4.374       366       728       79.9
Utah ........................      11           2,605,793       0.26         236,890         5.996       369       704       78.4
Virginia ....................      60          20,587,835       2.06         343,131         5.842       371       700       77.4
Washington ..................      41          10,511,821       1.05         256,386         5.006       387       695       77.9
Wisconsin ...................       6           1,056,220       0.11         176,037         2.602       360       661       84.0
West Virginia ...............       1             283,254       0.03         283,254         7.750       359       658       75.0
Wyoming .....................       1             109,900       0.01         109,900         8.125       360       664       70.0
                                -----        ------------     ------
   Total ....................   2,480        $999,820,270     100.00%
                                =====        ============     ======

----------
(1) As of the Statistical Calculation Date, no more than approximately 0.57% of the Statistical Mortgage Loans was secured by mortgaged properties located in any one postal zip code area.

                       Original Loan-to-Value Ratios(1)(2)

                                                                                                      Weighted            Weighted
                                                                                           Weighted   Average   Weighted   Average
                               Number of                      % of                          Average   Remaining Average   Original
                              Statistical     Aggregate     Statistical      Average        Current    Term to    FICO     Loan-to
Range of Original              Mortgage   Principal Balance   Mortgage  Principal Balance  Mortgage   Maturity   Credit    -Value
Loan-to-Value Ratios (%)         Loans       Outstanding        Loans    Outstanding ($)   Rate (%)   (Months)    Score    Ratio (%)
----------------------------- ----------- ----------------- ----------- -----------------  --------   --------- --------- ----------
0.01 - 50.00 ................      67        $ 27,687,734       2.77%        413,250         5.774       414       714       43.5
50.01 - 55.00 ...............      41          17,284,377       1.73         421,570         4.804       387       721       52.9
55.01 - 60.00 ...............      50          20,936,012       2.09         418,720         4.374       397       716       57.8
60.01 - 65.00 ...............     102          48,586,969       4.86         476,343         3.935       383       702       63.0
65.01 - 70.00 ...............     313         143,406,742      14.34         458,169         4.110       382       700       69.0
70.01 - 75.00 ...............     438         188,472,745      18.85         430,303         5.187       376       698       74.3
75.01 - 80.00 ...............   1,258         492,483,889      49.26         391,482         4.514       382       699       79.7
80.01 - 85.00 ...............      35          10,176,067       1.02         290,745         6.229       369       693       84.0
85.01 - 90.00 ...............     133          38,914,753       3.89         292,592         6.418       379       681       89.5
90.01 - 95.00 ...............      43          11,870,983       1.19         276,069         6.687       392       711       94.7
                                -----        ------------     ------
   Total ....................   2,480        $999,820,270     100.00%
                                =====        ============     ======

----------
(1) As of the Statistical Calculation Date, the weighted average original Loan-to-Value Ratio of the Statistical Mortgage Loans was approximately 75.01%.

(2) Does not take into account any secondary financing on the Statistical Mortgage Loans that may exist at the time of origination.

                            Current Mortgage Rates(1)

                                                                                                      Weighted            Weighted
                                                                                           Weighted   Average   Weighted   Average
                               Number of                      % of                          Average   Remaining Average   Original
                              Statistical     Aggregate     Statistical      Average        Current    Term to    FICO     Loan-to
Range of Current               Mortgage   Principal Balance   Mortgage  Principal Balance  Mortgage   Maturity   Credit    -Value
Mortgage Rates (%)               Loans       Outstanding        Loans    Outstanding ($)   Rate (%)   (Months)    Score    Ratio (%)
----------------------------- ----------- ----------------- ----------- -----------------  --------   --------- --------- ----------
0.501 - 1.000 ...............      48        $ 20,916,368       2.09%        435,758         1.000       360       707       75.9
1.001 - 1.500 ...............     321         147,240,838      14.73         458,694         1.355       400       715       75.0
1.501 - 2.000 ...............     464         210,520,344      21.06         453,708         1.833       388       694       73.5
2.001 - 2.500 ...............     133          64,127,839       6.41         482,164         2.361       387       678       74.2
2.501 - 3.000 ...............      67          28,066,083       2.81         418,897         2.774       379       699       76.9
3.001 - 3.500 ...............      44          15,189,492       1.52         345,216         3.357       402       694       82.0
3.501 - 4.000 ...............      18           4,146,433       0.41         230,357         3.895       398       680       88.3
4.001 - 4.500 ...............      10           2,513,032       0.25         251,303         4.306       428       669       89.4
4.501 - 5.000 ...............       5           1,094,124       0.11         218,825         4.774       406       669       91.9
5.001 - 5.500 ...............       1             124,061       0.01         124,061         5.375       359       677       92.7
5.501 - 6.000 ...............       2           2,100,665       0.21       1,050,333         5.839       394       692       73.9
6.001 - 6.500 ...............      13           5,474,694       0.55         421,130         6.409       403       730       75.3
6.501 - 7.000 ...............     110          46,947,765       4.70         426,798         6.857       390       709       72.5
7.001 - 7.500 ...............     471         177,657,674      17.77         377,193         7.371       377       703       74.9
7.501 - 8.000 ...............     737         263,814,171      26.39         357,957         7.676       368       697       75.4
8.001 - 8.500 ...............      21           5,775,107       0.58         275,005         8.210       405       692       82.6
8.501 - 9.000 ...............       9           2,460,523       0.25         273,391         8.795       391       678       90.3
9.001 - 9.500 ...............       5           1,291,176       0.13         258,235         9.250       359       648       88.7
11.001 - 11.500 .............       1             359,882       0.04         359,882         11.393      359       759       80.0
                                -----        ------------     ------
   Total ....................   2,480        $999,820,270     100.00%
                                =====        ============     ======

----------
(1) The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the Statistical Calculation Date, the weighted average current mortgage rate of the Statistical Mortgage Loans was approximately 4.709% per annum. As of the Statistical Calculation Date, the weighted average current mortgage rate of the Statistical Mortgage Loans net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 4.696% per annum.

                          Types of Mortgaged Properties

                                                                                                      Weighted            Weighted
                                                                                           Weighted   Average   Weighted   Average
                               Number of                      % of                          Average   Remaining Average   Original
                              Statistical     Aggregate     Statistical      Average        Current    Term to    FICO     Loan-to
                               Mortgage   Principal Balance   Mortgage  Principal Balance  Mortgage   Maturity   Credit    -Value
Property Type                    Loans       Outstanding        Loans    Outstanding ($)   Rate (%)   (Months)    Score    Ratio (%)
----------------------------- ----------- ----------------- ----------- -----------------  --------   --------- --------- ----------
Single Family Residence .....   1,475        $603,156,589      60.33%        408,920         4.870       382       696       74.7
Planned Unit Development ....     421         195,837,654      19.59         465,173         4.425       389       703       74.8
Low-rise Condominium ........     340         100,616,376      10.06         295,931         4.719       378       707       77.6
2-4 Family Unit .............     200          81,739,506       8.18         408,698         4.268       373       704       74.3
High-rise Condominium .......      40          17,806,656       1.78         445,166         4.450       372       713       75.2
Cooperative .................       4             663,488       0.07         165,872         1.645       360       725       78.9
                                -----        ------------     ------
   Total ....................   2,480        $999,820,270     100.00%
                                =====        ============     ======

                            Purpose of Mortgage Loans

                                                                                                      Weighted            Weighted
                                                                                           Weighted   Average   Weighted   Average
                               Number of                      % of                          Average   Remaining Average   Original
                              Statistical     Aggregate     Statistical      Average        Current    Term to    FICO     Loan-to
                               Mortgage   Principal Balance   Mortgage  Principal Balance  Mortgage   Maturity   Credit    -Value
Loan Purpose                     Loans       Outstanding        Loans    Outstanding ($)   Rate (%)   (Months)    Score    Ratio (%)
----------------------------- ----------- ----------------- ----------- -----------------  --------   --------- --------- ----------
Refinance (cash-out) ........   1,357        $540,340,745      54.04%        398,188         5.097       380       697       73.1
Purchase ....................     642         258,271,496      25.83         402,292         4.014       387       710       77.9
Refinance (rate/term) .......     481         201,208,029      20.12         418,312         4.559       382       693       76.4
                                -----        ------------     ------
   Total ....................   2,480        $999,820,270     100.00%
                                =====        ============     ======

                               Occupancy Types(1)

                                                                                                      Weighted            Weighted
                                                                                           Weighted   Average   Weighted   Average
                               Number of                      % of                          Average   Remaining Average   Original
                              Statistical     Aggregate     Statistical      Average        Current    Term to    FICO     Loan-to
                               Mortgage   Principal Balance   Mortgage  Principal Balance  Mortgage   Maturity   Credit    -Value
Occupancy Type                   Loans       Outstanding        Loans    Outstanding ($)   Rate (%)   (Months)    Score    Ratio (%)
----------------------------- ----------- ----------------- ----------- -----------------  --------   --------- --------- ----------
Owner Occupied ..............   1,996        $831,675,041      83.18%        416,671         4.738       382       697       75.5
Investment Property .........     394         130,870,709      13.09         332,159         4.541       380       710       71.6
Secondary Residence .........      90          37,274,520       3.73         414,161         4.653       390       712       76.5
                                -----        ------------     ------
   Total ....................   2,480        $999,820,270     100.00%
                                =====        ============     ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         Remaining Terms to Maturity(1)

                                                                                                      Weighted            Weighted
                                                                                           Weighted   Average   Weighted   Average
                               Number of                      % of                          Average   Remaining Average   Original
                              Statistical     Aggregate     Statistical      Average        Current    Term to    FICO     Loan-to
Remaining Term                 Mortgage   Principal Balance   Mortgage  Principal Balance  Mortgage   Maturity   Credit    -Value
to Maturity (Months)             Loans       Outstanding        Loans    Outstanding ($)   Rate (%)   (Months)    Score    Ratio (%)
----------------------------- ----------- ----------------- ----------- -----------------  --------   --------- --------- ----------
480 .........................     292        $129,562,632      12.96%        443,708         2.200       480       702       75.0
479 .........................     134          55,827,748       5.58         416,625         7.232       479       700       69.3
478 .........................       6           3,217,387       0.32         536,231         7.716       478       698       76.9
477 .........................       2           1,436,498       0.14         718,249         6.620       477       692       75.8
476 .........................       3           1,035,479       0.10         345,160         7.267       476       732       72.6
360 .........................     817         369,331,424      36.94         452,058         2.056       360       697       74.9
359 .........................     948         340,322,454      34.04         358,990         7.341       359       700       75.5
358 .........................     232          82,834,295       8.28         357,044         7.242       358       703       76.1
357 .........................      13           3,268,783       0.33         251,445         7.577       357       724       82.2
356 .........................       8           3,251,228       0.33         406,403         7.379       356       684       81.2
355 .........................       3           1,039,492       0.10         346,497         7.349       355       709       83.5
354 .........................       4           3,190,600       0.32         797,650         7.475       354       685       76.3
353 .........................       1             428,538       0.04         428,538         6.750       353       756       80.0
352 .........................       2             434,588       0.04         217,294         7.094       352       677       84.7
351 .........................       2           1,011,332       0.10         505,666         7.330       351       716       80.0
350 .........................       2             356,336       0.04         178,168         7.722       350       753       87.6
349 .........................       2             473,390       0.05         236,695         7.618       349       702       93.1
348 .........................       3             738,953       0.07         246,318         7.461       348       784       84.5
347 .........................       2             426,518       0.04         213,259         7.184       347       750       80.0
346 .........................       1             322,588       0.03         322,588         7.125       346       695       80.0
345 .........................       1             567,382       0.06         567,382         7.375       345       621       80.0
344 .........................       1             507,998       0.05         507,998         7.026       344       690       65.8
343 .........................       1             234,627       0.02         234,627         7.276       343       794       80.0
                                -----        ------------     ------
   Total ....................   2,480        $999,820,270     100.00%
                                =====        ============     ======

----------
(1) As of the Statistical Calculation Date, the weighted average remaining term to maturity of the Statistical Mortgage Loans was approximately 382 months.

                             Documentation Programs

                                                                                                      Weighted            Weighted
                                                                                           Weighted   Average   Weighted   Average
                               Number of                      % of                          Average   Remaining Average   Original
                              Statistical     Aggregate     Statistical      Average        Current    Term to    FICO     Loan-to
                               Mortgage   Principal Balance   Mortgage  Principal Balance  Mortgage   Maturity   Credit    -Value
Documentation Program            Loans       Outstanding        Loans    Outstanding ($)   Rate (%)   (Months)    Score    Ratio (%)
----------------------------- ----------- ----------------- ----------- -----------------  --------   --------- --------- ----------
Reduced .....................   1,968        $829,341,521      82.95%        421,413         4.494       385       701       75.0
Full/Alternative ............     285          97,921,031       9.79         343,583         4.848       376       693       77.7
Stated Income/Stated Asset ..     224          70,548,059       7.06         314,947         7.108       359       693       71.2
Preferred ...................       1           1,368,750       0.14       1,368,750         2.000       360       749       75.0
No Income/No Asset ..........       2             640,909       0.06         320,455         3.079       393       745       69.0
                                -----        ------------     ------
   Total ....................   2,480        $999,820,270     100.00%
                                =====        ============     ======

                              FICO Credit Scores(1)

                                                                                                      Weighted            Weighted
                                                                                           Weighted   Average   Weighted   Average
                               Number of                      % of                          Average   Remaining Average   Original
                              Statistical     Aggregate     Statistical      Average        Current    Term to    FICO     Loan-to
Range of                       Mortgage   Principal Balance   Mortgage  Principal Balance  Mortgage   Maturity   Credit    -Value
FICO Credit Scores               Loans       Outstanding        Loans    Outstanding ($)   Rate (%)   (Months)    Score    Ratio (%)
----------------------------- ----------- ----------------- ----------- -----------------  --------   --------- --------- ----------
601 - 620 ...................      19        $  6,028,964       0.60%        317,314         5.407       385       616       74.7
621 - 640 ...................     214          78,421,828       7.84         366,457         4.680       382       632       72.9
641 - 660 ...................     318         113,518,471      11.35         356,976         4.215       381       651       75.3
661 - 680 ...................     460         179,900,838      17.99         391,089         4.686       384       670       76.8
681 - 700 ...................     420         169,856,947      16.99         404,421         5.138       377       690       76.3
701 - 720 ...................     336         147,052,321      14.71         437,656         4.708       382       709       75.9
721 - 740 ...................     231          95,780,683       9.58         414,635         4.964       380       731       75.1
741 - 760 ...................     220          97,522,094       9.75         443,282         4.587       396       750       72.8
761 - 780 ...................     158          69,381,926       6.94         439,126         4.606       378       770       73.1
781 - 800 ...................      80          33,941,592       3.39         424,270         4.218       381       789       70.2
801 - 820 ...................      24           8,414,608       0.84         350,609         4.370       374       807       71.1
                                -----        ------------     ------
   Total ....................   2,480        $999,820,270     100.00%
                                =====        ============     ======

----------
(1) As of the Statistical Calculation Date, the weighted average FICO Credit Score of the mortgagors related to the Statistical Mortgage Loans was approximately 700.

                    Prepayment Charge Periods at Origination

                                                                                                      Weighted            Weighted
                                                                                           Weighted   Average   Weighted   Average
                               Number of                      % of                          Average   Remaining Average   Original
                              Statistical     Aggregate     Statistical      Average        Current    Term to    FICO     Loan-to
Prepayment Charge              Mortgage   Principal Balance   Mortgage  Principal Balance  Mortgage   Maturity   Credit    -Value
Period (Months)                  Loans       Outstanding        Loans    Outstanding ($)   Rate (%)   (Months)    Score    Ratio (%)
----------------------------- ----------- ----------------- ----------- -----------------  --------   --------- --------- ----------
0 ...........................     312        $150,013,008      15.00%        480,811         3.923       384       714       72.6
6 ...........................       1             101,922       0.01         101,922         7.375       359       728       75.0
12 ..........................     640         298,218,782      29.83         465,967         3.935       384       702       75.9
24 ..........................       2             683,533       0.07         341,767         4.093       480       719       80.0
30 ..........................       1             223,270       0.02         223,270         6.750       358       690       80.0
36 ..........................   1,521         549,863,247      55.00         361,514         5.339       381       694       75.2
60 ..........................       3             716,507       0.07         238,836         7.533       359       705       85.3
                                -----        ------------     ------
   Total ....................   2,480        $999,820,270     100.00%
                                =====        ============     ======

                        Months to Next Adjustment Date(1)

                                                                                                      Weighted            Weighted
                                                                                           Weighted   Average   Weighted   Average
                               Number of                      % of                          Average   Remaining Average   Original
                              Statistical     Aggregate     Statistical      Average        Current    Term to    FICO     Loan-to
Months to Next Adjustment      Mortgage   Principal Balance   Mortgage  Principal Balance  Mortgage   Maturity   Credit    -Value
Date                             Loans       Outstanding        Loans    Outstanding ($)   Rate (%)   (Months)    Score    Ratio (%)
----------------------------- ----------- ----------------- ----------- -----------------  --------   --------- --------- ----------
1 ...........................   2,371        $937,331,987      93.75%        395,332         4.868       383       698       75.3
2 ...........................      29          14,339,674       1.43         494,472         2.052       375       719       71.0
3 ...........................      80          48,148,609       4.82         601,858         2.409       367       716       70.1
                                -----        ------------     ------
   Total ....................   2,480        $999,820,270     100.00%
                                =====        ============     ======

----------
(1) As of the Statistical Calculation Date, the weighted average months to the next Adjustment Date of the Statistical Mortgage Loans was approximately 1 month.

                                Gross Margins(1)

                                                                                                      Weighted            Weighted
                                                                                           Weighted   Average   Weighted   Average
                               Number of                      % of                          Average   Remaining Average   Original
                              Statistical     Aggregate     Statistical      Average        Current    Term to    FICO     Loan-to
                               Mortgage   Principal Balance   Mortgage  Principal Balance  Mortgage   Maturity   Credit    -Value
Range of Gross Margins (%)       Loans       Outstanding        Loans    Outstanding ($)   Rate (%)   (Months)    Score    Ratio (%)
----------------------------- ----------- ----------------- ----------- -----------------  --------   --------- --------- ----------
1.001 - 2.000 ...............       7        $  4,518,285       0.45%        645,469         3.468       393       727       72.6
2.001 - 3.000 ...............     338         152,038,685      15.21         449,819         4.129       388       713       73.9
3.001 - 4.000 ...............   2,066         821,217,561      82.14         397,492         4.815       381       697       75.0
4.001 - 5.000 ...............      58          19,168,857       1.92         330,498         4.682       394       700       83.8
5.001 - 6.000 ...............       9           2,285,000       0.23         253,889         7.240       359       640       89.3
7.001 - 8.000 ...............       2             591,882       0.06         295,941         7.711       406       772       79.0
                                -----        ------------     ------
   Total ....................   2,480        $999,820,270     100.00%
                                =====        ============     ======

----------
(1) As of the Statistical Calculation Date, the weighted average gross margin of the Statistical Mortgage Loans was approximately 3.372% per annum.

                            Maximum Mortgage Rates(1)

                                                                                                      Weighted            Weighted
                                                                                           Weighted   Average   Weighted   Average
                               Number of                      % of                          Average   Remaining Average   Original
                              Statistical     Aggregate     Statistical      Average        Current    Term to    FICO     Loan-to
Range of Maximum               Mortgage   Principal Balance   Mortgage  Principal Balance  Mortgage   Maturity   Credit    -Value
Mortgage Rates (%)               Loans       Outstanding        Loans    Outstanding ($)   Rate (%)   (Months)    Score    Ratio (%)
----------------------------- ----------- ----------------- ----------- -----------------  --------   --------- --------- ----------
9.001 - 10.000 ..............   2,432        $983,688,843      98.39%        404,477         4.703       382       699       74.9
10.001 - 11.000 .............      31          10,886,366       1.09         351,173         4.160       386       707       79.6
11.001 - 12.000 .............      14           4,623,866       0.46         330,276         6.900       357       685       83.3
12.001 - 13.000 .............       2             386,568       0.04         193,284         7.295       355       689       85.3
13.001 - 14.000 .............       1             234,627       0.02         234,627         7.276       343       794       80.0
                                -----        ------------     ------
   Total ....................   2,480        $999,820,270     100.00%
                                =====        ============     ======

----------
(1) As of the Statistical Calculation Date, the weighted average Maximum Mortgage Rate of the Statistical Mortgage Loans was approximately 9.965% per annum.

                           Next Rate Adjustment Dates

                                                                                                      Weighted            Weighted
                                                                                           Weighted   Average   Weighted   Average
                               Number of                      % of                          Average   Remaining Average   Original
                              Statistical     Aggregate     Statistical      Average        Current    Term to    FICO     Loan-to
Next Rate                      Mortgage   Principal Balance   Mortgage  Principal Balance  Mortgage   Maturity   Credit    -Value
Adjustment Date                  Loans       Outstanding        Loans    Outstanding ($)   Rate (%)   (Months)    Score    Ratio (%)
----------------------------- ----------- ----------------- ----------- -----------------  --------   --------- --------- ----------
June 2006 ...................       1        $    625,800       0.06%        625,800         1.000       360       688       80.0
July 2006 ...................   2,304         906,761,854      90.69         393,560         4.930       384       699       75.4
August 2006 .................      95          44,284,007       4.43         466,147         2.741       373       700       73.2
September 2006 ..............      70          44,603,539       4.46         637,193         2.403       367       719       69.3
October 2006 ................      10           3,545,070       0.35         354,507         2.480       369       683       79.9
                                -----        ------------     ------
   Total ....................   2,480        $999,820,270     100.00%
                                =====        ============     ======

                          Fixed Mortgage Rate Period(1)

                                                                                                      Weighted            Weighted
                                                                                           Weighted   Average   Weighted   Average
                               Number of                      % of                          Average   Remaining Average   Original
                              Statistical     Aggregate     Statistical      Average        Current    Term to    FICO     Loan-to
Fixed Mortgage Rate            Mortgage   Principal Balance   Mortgage  Principal Balance  Mortgage   Maturity   Credit    -Value
Period (months)                  Loans       Outstanding        Loans    Outstanding ($)   Rate (%)   (Months)    Score    Ratio (%)
----------------------------- ----------- ----------------- ----------- -----------------  --------   --------- --------- ----------
1 ...........................   2,363        $934,415,572      93.46%        395,436         4.875       383       698       75.3
3 ...........................     117          65,404,698       6.54         559,015         2.339       368       718       70.2
                                -----        ------------     ------
   Total ....................   2,480        $999,820,270     100.00%
                                =====        ============     ======

----------
(1) During this period of time after origination, the Mortgage Rates on the applicable Statistical Mortgage Loans are fixed and are lower than the sum of the related Mortgage Index and the related Gross Margin.

                            Minimum Mortgage Rates(1)

                                                                                                      Weighted            Weighted
                                                                                           Weighted   Average   Weighted   Average
                               Number of                      % of                          Average   Remaining Average   Original
                              Statistical     Aggregate     Statistical      Average        Current    Term to    FICO     Loan-to
Range of Minimum               Mortgage   Principal Balance   Mortgage  Principal Balance  Mortgage   Maturity   Credit    -Value
Mortgage Rates (%)               Loans       Outstanding        Loans    Outstanding ($)   Rate (%)   (Months)    Score    Ratio (%)
----------------------------- ----------- ----------------- ----------- -----------------  --------   --------- --------- ----------
1.001 - 2.000 ...............       7        $  4,518,285       0.45%        645,469         3.468       393       727       72.6
2.001 - 3.000 ...............     338         152,038,685      15.21         449,819         4.129       388       713       73.9
3.001 - 4.000 ...............   2,065         821,048,461      82.12         397,602         4.815       381       697       75.0
4.001 - 5.000 ...............      59          19,337,957       1.93         327,762         4.670       395       700       83.9
5.001 - 6.000 ...............       9           2,285,000       0.23         253,889         7.240       359       640       89.3
7.001 - 8.000 ...............       2             591,882       0.06         295,941         7.711       406       772       79.0
                                -----        ------------     ------
   Total ....................   2,480        $999,820,270     100.00%
                                =====        ============     ======

----------
(1) As of the Statistical Calculation Date, the weighted average Minimum Mortgage Rate of the Statistical Mortgage Loans was approximately 3.372% per annum.

                        Maximum Negative Amortization(1)

                                                                                                      Weighted            Weighted
                                                                                           Weighted   Average   Weighted   Average
                               Number of                      % of                          Average   Remaining Average   Original
                              Statistical     Aggregate     Statistical      Average        Current    Term to    FICO     Loan-to
Maximum Negative               Mortgage   Principal Balance   Mortgage  Principal Balance  Mortgage   Maturity   Credit    -Value
Amortization (%)                 Loans       Outstanding        Loans    Outstanding ($)   Rate (%)   (Months)    Score    Ratio (%)
----------------------------- ----------- ----------------- ----------- -----------------  --------   --------- --------- ----------
110 .........................      11        $  4,750,724       0.48%        431,884         6.706       357       705       75.0
115 .........................   2,469         995,069,545      99.52         403,025         4.700       382       699       75.0
                                -----        ------------     ------
   Total ....................   2,480        $999,820,270     100.00%
                                =====        ============     ======

----------
(1) Reflects maximum allowable percentage of original unpaid principal balance.

                          Servicing of Mortgage Loans

Servicing Compensation and Payment of Expenses

      The "Expense Fee Rate" is the rate at which the expense fee accrues on the principal balance of each Mortgage Loan. The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan.

      The expense fees consist of:

      o the master servicing fee payable to the master servicer in respect of its direct servicing and master servicing activities (the "Master Servicing Fee") with respect to each mortgage loan, equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the Master Servicing Fee Rate,

      o fees payable to the trustee in respect of its activity as trustee under the pooling and servicing agreement, and

      o     lender paid mortgage insurance premiums, if any.

      The "Master Servicing Fee Rate" for each Mortgage Loan will be 0.375% per annum.

      In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to a portion of the Master Servicing Fee. The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this free writing prospectus. The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (other than prepayment charges) and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under "Description of the Certificates--Fees and Expenses".

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

      When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to prepaid Mortgage Loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from June 1, 2006) through the last day of a calendar month will be distributed in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Pursuant to the pooling and servicing agreement, the Master Servicing Fee for any month will be reduced by an amount sufficient to pass through to the related certificateholders the full amount of interest to which they would be entitled for each related prepaid Mortgage Loan on the related Distribution Date. However, the Master Servicing Fee on a Distribution Date will only be reduced by not more than one-half of the Master Servicing Fee for that Distribution Date for the Mortgage Loans (the "Compensating Interest").

      If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess.

Certain Modifications and Refinancings

Countrywide Home Loans will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the Mortgage Loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         Description of the Certificates

General

      The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

      The Mortgage Pass-Through Certificates, Series 2006-OA11 will consist of the Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3A, Class A-3B-1, Class A-3B-2, Class A-4, Class A-5, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class C and Class P Certificates. Only the classes of certificates identified on the cover page hereof as offered certificates are offered by this free writing prospectus (the "offered certificates").

         When describing the certificates in this free writing prospectus, we use the following terms:

              Designation                                    Classes of Certificates
      -------------------------   -----------------------------------------------------------------------------
         Senior Certificates         Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3A, Class A-3B-1,
                                          Class A-3B-2, Class A-4, Class A-5 and Class A-R Certificates

      Subordinated Certificates         Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
                                                 Class M-7, Class M-8 and Class M-9 Certificates

         LIBOR Certificates         Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3A, Class A-3B-1,
                                  Class A-3B-2, Class A-4, Class A-5 Certificates and Subordinated Certificates

        Offered Certificates                    Senior Certificates and Subordinated Certificates

        Private Certificates                            Class C and Class P Certificates


The certificates are generally referred to as the following types:

                    Class                                                     Type
     ---------------------------------------    -----------------------------------------------------------------
     Class A-1A, Class A-1B and Class A-1C          Senior/Floating Pass-Through Rate/Super Senior/Sequential
       Certificates

                    Class                                                     Type
     ---------------------------------------    -----------------------------------------------------------------
     Class A-2 and Class A-4 Certificates                Senior/Floating Pass-Through Rate/Super Senior

     Class A-3A and Class A-5 Certificates                  Senior/Floating Pass-Through Rate/Support

     Class A-3B-1 and Class A-3B-2              Certificates Senior/Floating Pass-Through Rate/Support/Sequential

     Class A-R Certificates                                Senior/Variable Pass-Through Rate/Residual

     Class M-1, Class M-2, Class M-3, Class                  Subordinate/Floating Pass-Through Rate
       M-4, Class M-5, Class M-6, Class M-7,
       Class M-8 and Class M-9 Certificates


      The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans, and such amounts will not be available for distribution to the holders of the other classes of certificates. The classes of offered certificates will have the respective initial Class Certificate Balances set forth on the cover page of this free writing prospectus. The initial Class Certificate Balances may vary in the aggregate by plus or minus 5%. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

Calculation of Class Certificate Balance

      The "Class Certificate Balance" of any class of offered certificates as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

      o all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal; and

      o     the Applied Realized Loss Amounts allocated to the class;

provided, however, that the Class Certificate Balance of the classes to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority from highest to lowest, by the amount of Subsequent Recoveries on the Mortgage Loans distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Pooling and Servicing Agreement - Realization Upon Defaulted Mortgage Loans - Application of Liquidation Proceeds" in the prospectus.

      Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount and will be distributed in the priority set forth below under "Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any accrual period preceding the Distribution Date on which such increase occurs.

      If the overcollateralization amount is zero and there is a Realized Loss on a Mortgage Loan, the Class Certificate Balance of the class of Subordinated Certificates then outstanding with the lowest distribution priority (beginning with the Class M-9 Certificates) will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all the classes of certificates following all distributions on any Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date (after giving effect to unscheduled receipts of principal in the Prepayment Period related to that Due Date).

Book-Entry Certificates; Denominations

      The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates and that will be held by a depository, which will initially be a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities--Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

      Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

      For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

      Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

      The LIBOR Certificates will bear interest during each Accrual Period thereafter at the applicable rate determined as described under "--Interest" below. "LIBOR" applicable to an Accrual Period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that Accrual Period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as calculation agent, will establish LIBOR for the related Accrual Period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

      If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the related Accrual Period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--BBA Method."

      If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next Accrual Period will be 5.350%.

Payments on Mortgage Loans; Accounts

      Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

      o all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

      o all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

      o     all payments on account of prepayment charges on the Mortgage Loans;

      o all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

      o any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

      o any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

      o     all Substitution Adjustment Amounts; and

      o     all Advances made by the master servicer.

      Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors--Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

      The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

      o to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses";

      o to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

      o to reimburse each of the master servicer and the Trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

      o to reimburse the master servicer for insured expenses from the related insurance proceeds;

      o to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property,
            (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

      o to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

      o to reimburse the sellers, the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

      o to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

      o     to withdraw an amount equal to the sum of (a) the Available Funds,
            (b) any Prepayment Charges received and (c) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

      o to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

         Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds, any Prepayment Charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

      o     the aggregate amount remitted by the master servicer to the trustee;
            and

      o any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

      The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "--Distributions" and may from time to time make withdrawals from the Distribution Account:

      o     to pay the Trustee Fee to the trustee;

      o to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

      o to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

      o to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Investments of Amounts Held in Accounts

      The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

      The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

 Type / Recipient (1)                 Amount                  General Purpose               Source (2)                   Frequency
----------------------       -------------------------        ---------------         -------------------------         ------------
Fees
Master Servicing Fee /       One-twelfth of the Stated         Compensation           Amounts on deposit in the              Monthly
Master Servicer              Principal Balance of each                                Certificate Account
                             Mortgage Loan multiplied by                              representing payments of
                             the Master Servicing Fee                                 interest and application
                             Rate (3)                                                 of liquidation proceeds
                                                                                      with respect to that
                                                                                      mortgage loan.

                             o All late payment                Compensation           Payments made by obligors         Time to time
                               fees, assumption fees and                              with respect to the
                               other similar charges                                  Mortgage Loans
                               (excluding prepayment
                               charges)

                             o All investment                  Compensation           Investment income related              Monthly
                               income earned on amounts                               to the Certificate Account
                               on deposit in the                                      and the Distribution
                               Certificate Account and                                Account
                               Distribution Account

                             o Excess Proceeds (4)            Compensation           Liquidation proceeds and          Time to time
                                                                                      Subsequent Recoveries

Trustee Fee (the             One-twelfth of the Trustee        Compensation           Amounts on deposit in the              Monthly
"Trustee Fee") / Trustee     Fee Rate multiplied by the                               Certificate Account or the
                             aggregate Stated Principal                               Distribution Account
                             Balance of the outstanding
                             Mortgage Loans (5)

Expenses

Insured expenses /           Expenses incurred by the          Reimbursement of       To the extent the expenses        Time to time
Master Servicer              master servicer                   Expenses               are covered by an
                                                                                      insurance policy with
                                                                                      respect to the Mortgage
                                                                                      Loan

Servicing Advances /         To the extent of funds            Reimbursement of       With respect to each              Time to time
Master Servicer              available, the amount of any      Expenses               Mortgage Loan, late
                             Servicing Advances                                       recoveries of the payments
                                                                                      of the costs and expenses,
                                                                                      liquidation proceeds,
                                                                                      Subsequent Recoveries,
                                                                                      purchase proceeds or
                                                                                      repurchase proceeds for
                                                                                      that Mortgage Loan (6)

Indemnification              Amounts for which the             Indemnification        Amounts on deposit on the              Monthly
expenses / the sellers,      sellers, the master servicer                             Certificate Account
the master servicer and      and depositor are entitled
the depositor                to indemnification (7)


----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of Mortgage Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans."

(4) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)   The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

Distributions

      Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in July 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the applicable Record Date. The "Record Date" for the LIBOR Certificates and any Distribution Date will be the business day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer book-entry certificates, the Record Date will be the last business day of the calendar month preceding the month of that Distribution Date. For each other class of certificates, the Record Date for the first Distribution Date will be the Closing Date and for any Distribution Date thereafter will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

      Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of any certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the corporate trust office of the trustee.

      On each Distribution Date, the trustee will withdraw all prepayment charges in the Distribution Account and then distribute them to the applicable class of Class P Certificates.

      The "Interest Remittance Amount" for any Distribution Date is equal to:

            (a) the sum, without duplication, of:

                  (1) all scheduled interest on the Mortgage Loans due on the related Due Date that are received on or prior to the related Determination Date, less the related Master Servicing Fees and any payments made in respect of premiums on lender paid insurance mortgage loans,

                  (2) all interest on prepayments on the Mortgage Loans, other than Prepayment Interest Excess,

                  (3) all Advances relating to interest in respect of the
            Mortgage Loans,

                  (4) amounts paid by the master servicer in respect of
            Compensating Interest, and

                  (5) liquidation proceeds on the Mortgage Loans received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

            minus

            (b) all non-recoverable Advances in respect of the Mortgage Loans relating to interest and certain expenses reimbursed since the prior Due Date.

      The "Principal Remittance Amount" for any Distribution Date is equal to:

            (a) the sum, without duplication, of:

                  (1) the scheduled principal collected or advanced on the
            Mortgage Loans with respect to the related Due Date,

                  (2) prepayments on the Mortgage Loans collected in the related
            Prepayment Period,

                  (3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a seller or purchased by the master servicer with respect to that Distribution Date,

                  (4) any Substitution Adjustment Amounts,

                  (5) all liquidation proceeds (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries received during the related Prepayment Period,

            minus

            (b) all non-recoverable Advances relating to principal on the Mortgage Loans and certain expenses reimbursed since the prior Due Date.

         "Prepayment Interest Excess" means with respect to any Mortgage Loan and principal prepayment received by the master servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

Interest

      On each Distribution Date, the interest distributable with respect to the offered certificates is the interest which has accrued on the Class Certificate Balances thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Accrual Period and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinated Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described in this free writing prospectus under "-- Overcollateralization Provisions."

      The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of LIBOR Certificates will be subject to the Net Rate Cap. If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates is based on the Net Rate Cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions".

      Interest Entitlement. Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Accrual Period. Interest on the Class A-R Certificates will be calculated on the basis of a 360-day year divided into twelve 30-day months.

      On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

            (1) concurrently, to each class of Senior Certificates, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date, pro rata, based on the amount of interest each such class is entitled to receive on that Distribution Date;

            (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Current Interest for each such class and such Distribution Date; and

            (3) as part of the Excess Cashflow described under "--Overcollateralization Provisions" below.

      Pass-Through Rates. The classes of certificates will have the respective pass through rates described below (each, a "Pass-Through Rate").

      LIBOR Certificates.

      The Pass-Through Rate with respect to each Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:

      (1) One-Month LIBOR for such Accrual Period (calculated as described below under "--Calculation of One-Month LIBOR") plus the Pass-Through Margin for such class and Accrual Period, and

      (2) the Net Rate Cap for such Distribution Date.

      The "Pass-Through Margin" for each class of LIBOR Certificates is as follows:

      Class of Certificates                           Pass-Through Margin
      ---------------------                           -------------------
                                                       (1)          (2)
                                                      ------       ------
      Class A-1A.................................     0.050%       0.100%
      Class A-1B.................................     0.190%       0.380%
      Class A-1C.................................     0.250%       0.500%
      Class A-2..................................     0.180%       0.360%
      Class A-3A.................................     0.270%       0.540%
      Class A-3B-1...............................     0.180%       0.360%
      Class A-3B-2...............................     0.300%       0.600%
      Class A-4..................................     0.190%       0.380%
      Class A-5..................................     0.270%       0.540%
      Class M-1..................................     0.380%       0.570%
      Class M-2..................................     0.410%       0.615%
      Class M-3..................................     0.430%       0.645%
      Class M-4..................................     0.550%       0.825%
      Class M-5..................................     0.580%       0.870%
      Class M-6..................................     0.600%       0.900%
      Class M-7..................................     1.200%       1.800%
      Class M-8..................................     1.400%       2.100%
      Class M-9..................................     2.000%       3.000%

     ----------
      (1) For the Accrual Period related to any Distribution Date occurring on or prior to the related Optional Termination Date.

      (2) For the Accrual Period related to any Distribution Date occurring after the related Optional Termination Date.

      Class A-R Certificates

      The Pass-Through Rate for the Class A-R Certificates for the Accrual Period for any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans. The Pass-Through Rate for the Class A-R Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 4.31154% per annum.

      Class P and Class C Certificates.

      The Class P and Class C Certificates do not have a Pass-Through Rate.

      Definitions Related to Interest Calculations

      The "Accrual Period" for any Distribution Date for (x) each class of LIBOR Certificates will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on day immediately prior to that Distribution Date and (y) the Class A-R Certificates will be the calendar month preceding the month of that Distribution Date.

      "Adjusted Net Mortgage Rate," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan (net of the premium for any lender paid mortgage insurance) as of the Due Date related to that Distribution Date minus the Expense Fee Rate.

      "Available Funds" for any Distribution Date is equal to the sum of (a) Interest Remittance Amount for that Distribution Date and (b) the Principal Remittance Amount for that Distribution Date.

      "Current Interest," with respect to each class of offered certificates and each Distribution Date, is (x) the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Certificate Balance of such class immediately prior to such Distribution Date minus (y) the Net Deferred Interest, if any, allocated to that class for such Distribution Date.

      "Interest Carry Forward Amount," with respect to each class of offered certificates and each Distribution Date, is the excess of:

            (a) Current Interest for such class with respect to prior Distribution Dates, over

            (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

      The "Interest Funds" for any Distribution Date are equal to

      o     the Interest Remittance Amount for that Distribution Date, plus

      o the Deferred Interest that accrued on the Mortgage Loans for the related Due Period up to the Principal Prepayment Amount for the related Prepayment Period, minus

      o     the Trustee Fee for such Distribution Date.

      The "Net Rate Cap" for each Distribution Date is:

      o     the product of:

            (a) the Weighted Average Adjusted Net Mortgage Rate on the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), and

            (b) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

      The "Net Rate Carryover" for each class of LIBOR Certificates on any Distribution Date is equal to the sum of:

            (a)   the excess of:

                  (i) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the Net Rate Cap, over

                  (ii) the amount of interest such class accrued on such Distribution Date based on the Net Rate Cap, and

            (b) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap).

      On the first Distribution Date, any Net Rate Carryover with respect to the LIBOR Certificates shall be payable first from amounts on deposit in the Carryover Shortfall Reserve Fund prior to the application of Excess Cashflow.

      "Weighted Average Adjusted Net Mortgage Rate," for any Distribution Date is the weighted average of the Adjusted Net Mortgage Rate of each Mortgage Loan, weighted on the basis of its Stated Principal Balance as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Allocation of Net Deferred Interest

      On each Distribution Date, Net Deferred Interest will be allocated among the Offered Certificates in an amount equal to the excess, if any, for each such class of

      o the amount of interest that accrued on such class of certificates at its respective Pass-Through Rate during the Accrual Period related to that Distribution Date, over

      o the amount of current interest that would have accrued had the Pass-Through Rate for that class of certificates equaled the Adjusted Cap Rate for that Distribution Date.

      Any Net Deferred Interest allocated to a class of certificates will be added to the Class Certificate Balance of that class of certificates. However, the amount of Net Deferred Interest allocated to any class of certificates on a Distribution Date will not exceed the amount of Current Interest for such class for such Distribution Date.

      The "Adjusted Cap Rate" for any Distribution Date will equal the excess of

      o     the Net Rate Cap for that Distribution Date, over

      o     a fraction, expressed as a percentage,

            o (1) the numerator of which is equal to the product of (a) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period, and (b) the amount of Net Deferred Interest for the Mortgage Loans for that Distribution Date, and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans at the end of the Prepayment Period related to the immediately preceding Distribution Date.

      With respect to each Mortgage Loan and each related Due Period, "Deferred Interest" will be the excess, if any, of:

            o the amount of interest accrued on such Mortgage Loan from the Due Date in the preceding Due Period to the Due Date in the related Due Period, over

            o     the monthly payment due for such Due Period.

      Such excess may occur because the mortgage rates of the Mortgage Loans adjust monthly, while the monthly payment generally adjusts annually, or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

      With respect to each Distribution Date, the "Net Deferred Interest" is equal to the excess, if any, of:

            o the Deferred Interest that accrued on the Mortgage Loans as described above, over

            o     the Principal Prepayment Amount for that Distribution Date.

      For any Distribution Date, the "Principal Prepayment Amount" is equal to the sum of:

            o all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period, and

            o any Subsequent Recoveries on the Mortgage Loans received during the related Due Period.

Principal

      Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for such Distribution Date is required to be distributed as follows (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

      (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect:

            (A)   sequentially:

                        (a) to the Class A-R Certificates, until its Class
                  Certificate Balance is reduced to zero; and

                        (b) concurrently and on a pro rata basis based on (1)
                  the aggregate Class Certificate Balance of the Class A-1A, Class A-1B and Class A-1C Certificates, (2) the Class Certificate Balance of the Class A-2 Certificates, (3) the aggregate Class Certificate Balance of the Class A-3A, Class A-3B-1 and Class A-3B-2 Certificates, (4) the Class Certificate Balance of the Class A-4 Certificates and (5) the Class Certificate Balance of the Class A-5 Certificates:

                              (1) sequentially, to the Class A-1A, Class A-1B
                        and Class A-1C Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                              (2) to the Class A-2 Certificates until its Class
                        Certificate Balance is reduced to zero;

                              (3) concurrently and on a pro rata basis based on
                        (a) the Class Certificate Balance of the Class A-3A Certificates and (b) the aggregate Class Certificate Balance of the Class A-3B-1 and Class A-3B-2
                        Certificates:

                                     (a) to the Class A-3A Certificates until
                               its Class Certificate Balance is reduced to zero, and

                                     (b) sequentially, to the Class A-3B-1 and
                               Class A-3B-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                              (4) to the Class A-4 Certificates until its Class
                        Certificate Balance is reduced to zero; and

                              (5) to the Class A-5 Certificates until its Class
                        Certificate Balance is reduced to zero; and

            (B) from the remaining Principal Distribution Amount, in the following order of priority:

                  (i) sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                  (ii) any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions" below.

      (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, sequentially:

            (A) from the Principal Distribution Amount, in an amount up to the Senior Principal Distribution Target Amount concurrently and on a pro rata basis based on (1) the aggregate Class Certificate Balance of the Class A-1A, Class A-1B and Class A-1C Certificates, (2) the Class Certificate Balance of the Class A-2 Certificates, (3) the aggregate Class Certificate Balance of the Class A-3A, Class A-3B-1 and Class A-3B-2 Certificates, (4) the Class Certificate Balance of the Class A-4 Certificates and (5) the Class Certificate Balance of the Class A-5 Certificates:

                  (1) sequentially, to the Class A-1A, Class A-1B and Class A-1C
            Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                  (2) to the Class A-2 Certificates until its Class Certificate
            Balance is reduced to zero;

                  (3) concurrently and on a pro rata basis based on (a) the
            Class Certificate Balance of the Class A-3A Certificates and (b) the aggregate Class Certificate Balance of the Class A-3B-1 and Class A-3B-2 Certificates:

                        (a) to the Class A-3A Certificates until its Class
                  Certificate Balance is reduced to zero, and

                        (b) sequentially, to the Class A-3B-1 and Class A-3B-2
                  Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                  (4) to the Class A-4 Certificates until its Class Certificate
            Balance is reduced to zero; and

                  (5) to the Class A-5 Certificates until its Class Certificate
            Balance is reduced to zero; and

            (B) from the remaining Principal Distribution Amount, in the following order of priority:

                  (i) sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Subordinated Class Principal Distribution Target Amount for each such class, in each case until its Class Certificate Balance is reduced to zero; and

                  (ii) any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions" below.

      Definitions Related to Principal Distributions.

      A "Cumulative Loss Trigger Event" with respect to a Distribution Date on or after the Stepdown Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:


Distribution Date                                  Percentage
-----------------                                  ----------
July 2008 - June 2009..........................    0.20% with respect to July 2008, plus an additional 1/12th of
                                                       0.30% for each month thereafter through June 2009

July 2009- June 2010...........................    0.50% with respect to July 2009, plus an additional 1/12th of
                                                       0.35% for each month thereafter through June 2010

July 2010 - June 2011..........................    0.85% with respect to July 2010, plus an additional 1/12th of
                                                       0.40% for each month thereafter through June 2011

July 2011 - June 2012..........................    1.25% with respect to July 2011, plus an additional 1/12th of
                                                       0.45% for each month thereafter through June 2012

July 2012 - June 2013..........................    1.70% with respect to July 2012, plus an additional 1/12th of
                                                       0.15% for each month thereafter through June 2013

July 2013 and thereafter.......................    1.85%


      A "Delinquency Trigger Event" with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Certificates:

               Class                  Percentage (1)       Percentage (2)
      ----------------------------    --------------       --------------
      Senior Certificates.........        28.87%               36.08%
      M-1.........................        41.00%               51.25%
      M-2.........................        54.50%               68.25%
      M-3.........................        61.75%               77.25%
      M-4.........................        77.00%               96.25%
      M-5.........................        89.25%              111.50%
      M-6.........................        106.00%             132.75%
      M-7.........................        130.75%             163.50%
      M-8.........................        175.75%             219.75%
      M-9.........................        255.75%             319.75%

      ----------
      (1) For any Distribution Date occurring on or after the Distribution Date occurring in July 2009 and prior to the Distribution Date occurring in July 2012.
      (2) For any Distribution Date occurring on or after the Distribution Date occurring in July 2012.

      "Excess Overcollateralization Amount" for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

      "Extra Principal Distribution Amount" with respect to any Distribution Date is the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus.

      The "Initial Target Subordination Percentage" and "Stepdown Target Subordination Percentage" for any class of Subordinated Certificates will approximately equal the respective percentages indicated in the following table:

                                        Initial Target             Stepdown Target                Stepdown Target
                                   Subordination Percentage   Subordination Percentage (1)   Subordination Percentage (2)
                                   ------------------------   ----------------------------   ----------------------------
Class M-1........................        6.8500270164%               17.1250675409%                13.7000540328%
Class M-2........................        5.1500635162%               12.8751587905%                10.3001270324%
Class M-3........................        4.5500481851%               11.3751204627%                 9.1000963701%
Class M-4........................        3.6500251883%                9.1250629708%                 7.3000503767%
Class M-5........................        3.1500124124%                7.8750310310%                 6.3000248248%
Class M-6........................        2.6499996364%                6.6249990911%                 5.2999992728%
Class M-7........................        2.1499868605%                5.3749671512%                 4.2999737209%
Class M-8........................        1.6000127760%                4.0000319399%                 3.2000255519%
Class M-9........................        1.1000000000%                2.7500000000%                 2.2000000000%


----------
(1) For any Distribution Date occurring on or after the Distribution Date occurring in July 2009 and prior to the Distribution Date occurring in July 2012.

(2) For any Distribution Date occurring on or after the Distribution Date occurring in July 2012.


         The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinated Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinated Certificates and the overcollateralization amount.
      The Initial Target Subordination Percentage for any class of Subordinated Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate initial Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

      "OC Floor" means an amount equal to 0.50% of the Cut-off Date Pool Principal Balance.

      "Overcollateralization Deficiency Amount," with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount on such Distribution Date).

      "Overcollateralization Reduction Amount" for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for the Distribution Date.

      "Overcollateralization Target Amount" means with respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to 1.10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date and (b) on or after the Stepdown Date, the greater of (i) (x) for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in July 2012, an amount equal to 2.750% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) for any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in July 2012, an amount equal to 2.200% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date

(after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

      "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate Class Certificate Balance of the offered certificates (after giving effect to distributions of the Principal Remittance Amount to be made on such Distribution
Date).

      The "Pool Principal Balance" equals the aggregate Stated Principal Balance of the Mortgage Loans.

      "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from June 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

      "Principal Distribution Amount" with respect to each Distribution Date is the sum of:

            (1) the Principal Remittance Amount for such Distribution Date, less an amount equal to the Deferred Interest that accrued on the Mortgage Loans for the related Due Period up to the Principal Prepayment Amount for the related Prepayment Period, and

            (2) the Extra Principal Distribution Amount for such Distribution Date.

            minus

            (3) the Overcollateralization Reduction Amount for the Distribution Date.

      A "Realized Loss" with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

      The "Rolling Sixty-Day Delinquency Rate," with respect to any Distribution Date on or after the Stepdown Date, is the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates.

      The "Senior Enhancement Percentage" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

            (1) the numerator of which is the excess of:

                  (a) the aggregate Stated Principal Balance of the Mortgage
            Loans for the preceding Distribution Date over

                  (b) (i) before the Class Certificate Balances of the Senior
            Certificates have been reduced to zero, the sum of the Class Certificate Balances of the Senior Certificates, or (ii) after such time, the Class Certificate Balance of the most senior class of Subordinated Certificates outstanding, as of the preceding Master Servicer Advance Date, and

            (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

      "Senior Principal Distribution Target Amount" for any Distribution Date, will equal the excess of:

            (1) the aggregate Class Certificate Balance of the Senior Certificates immediately prior to such Distribution Date, over

            (2) the lesser of (A) the product of (i) (x) approximately 75.6249470529% on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date in July 2012 or (y) approximately 80.4999576423% on any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in July 2012 and (ii) of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.

      The "Sixty-Day Delinquency Rate," with respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

      "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period and (iii) any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related mortgage note on or prior to such Due Date. The Stated Principal Balance of a Liquidated Mortgage Loan is zero.

      "Stepdown Date" is the earlier to occur of:

            (1) the Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates is reduced to zero, and

            (2) the later to occur of (x) the Distribution Date in July 2009 and
      (y) the first Distribution Date on which a fraction, the numerator of which is the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month preceding the month in which that Distribution Date occurs (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due
      Date) over the aggregate Class Certificate Balance of the Senior Certificates immediately prior to that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of the current Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) is greater than or equal to
      (a) approximately 24.3750529471% on any Distribution Date prior to the Distribution Date in July 2012 and (b) approximately 19.5000423577% on any Distribution Date on or after the Distribution Date in July 2012.

      "Subordinated Class Principal Distribution Target Amount" for any class of Subordinated Certificates and Distribution Date will equal the excess of:

      (1) the sum of: (a) the aggregate Class Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Target Amount for such Distribution Date), (b) the aggregate Class Certificate Balance of any class(es) of Subordinated Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinated Class Principal Distribution Target

Amount(s) for such more senior class(es) of certificates for such Distribution
Date), and (c) the Class Certificate Balance of the subject class of Subordinated Certificates immediately prior to such Distribution Date over

      (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool for such Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool for such Distribution Date minus the OC Floor;

provided, however, that if such class of Subordinated Certificates is the only class of Subordinated Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

      "Subsequent Recoveries" are unexpected recoveries received after the determination by the Master Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Master Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

      A "Trigger Event" with respect to a Distribution Date on or after the Stepdown Date consists of either a Delinquency Trigger Event with respect to that Distribution Date or a Cumulative Loss Trigger Event with respect to that Distribution Date.

      "Unpaid Realized Loss Amount" means for any class of Offered Certificates,
(x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

Residual Certificates

      The Class A-R Certificates will receive a distribution of $100 of principal and accrued interest at its Pass-Through Rate on the first Distribution Date, after which their Class Certificate Balance will equal zero. The Class A-R Certificates will remain outstanding for so long as the trust fund will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain additional distributions as provided in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.

Carryover Shortfall Reserve Fund

      On the closing date, the trustee will establish a reserve fund (the "Carryover Shortfall Reserve Fund"). On the closing date, the depositor will cause to be deposited in the Carryover Shortfall Reserve Fund an amount sufficient to pay the expected Carryover Shortfall Amount for each class of LIBOR Certificates for the first Distribution Date.

      On the first Distribution Date, amounts on deposit in the Carryover Shortfall Reserve Fund from the deposit made on the closing date will be distributed sequentially, as follows:

      o first, concurrently, to the classes of LIBOR Certificates, pro rata based on their respective Class Certificate Balances, to the extent needed to pay any unpaid Net Rate Carryover for each such class,

      o second, any remaining amount, concurrently, to each class of LIBOR Certificates with respect to which there remains any unpaid Net Rate Carryover, pro rata based on the amount of such remaining unpaid Net Rate Carryover, to the extent needed to pay any unpaid Net Rate Carryover for each such class, and

      o third, any amounts remaining on deposit in the Carryover Shortfall Reserve Fund after making all distributions on the first Distribution Date, to Countrywide Securities Corporation.

      All funds on deposit in the Carryover Shortfall Reserve Fund will remain uninvested.

Overcollateralization Provisions

      The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the classes of certificates. As a result, interest collections on the Mortgage Loans net of Deferred Interest are expected to be generated in excess of the amount of interest payable to the holders of the certificates and the fees and expenses payable by the issuing entity. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

      The "Excess Cashflow" with respect to any Distribution Date is the sum of
(i) the amount of Interest Funds remaining after the distribution of interest to the holders of the offered certificates for such Distribution Date, (ii) the amount remaining after the distribution of the Principal Distribution Amount to the holders of the offered certificates for such Distribution Date and (iii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

      With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following order of priority, in each case to the extent of the remaining Excess Cashflow:

            1. to the classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, payable to such classes of certificates as part of the Principal Distribution Amount as described under "--Principal" above;

            2. concurrently, to the classes of Senior Certificates, pro rata based on the Unpaid Realized Loss Amounts for such classes, in each case in an amount equal to the Unpaid Realized Loss Amount for such class; provided, however, that

                  (a) any amounts allocable to the Class A-3A, Class A-3B-1 and
            Class A-3B-2 Certificates will be allocated concurrently to the Class A-1A, Class A-1B, Class A-1C and Class A-2 Certificates, pro rata, based on their Unpaid Realized Amounts, up to the Unpaid Realized Loss Amount for each such class, and

                  (b) any amounts allocable to the Class A-5 Certificates will be allocated to the Class A-4 Certificates up to the Unpaid Realized Loss Amount for such class;

            3. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Interest Carry Forward Amount for each such class and such Distribution Date;

            4. sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Unpaid Realized Loss Amount for each such class;

            5. concurrently, to the classes of LIBOR Certificates, pro rata based on their respective Class Certificate Balances to the extent needed to pay any unpaid Net Rate Carryover for each such class; and then any Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on Class Certificate Balances of the certificates will be distributed to each class of LIBOR Certificates with respect to which there remains any unpaid Net Rate Carryover, pro rata, based on the amount of such unpaid Net Rate Carryover; and

            6. to fund distributions to the holders of the Class C and Class A-R Certificates in each case in the amounts specified in the pooling and servicing agreement.

Applied Realized Loss Amounts

      After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the subordinated classes will comprise the sole source of finds from which credit enhancement is provided to the Senior Certificates.

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied, first, to reduce the Class Certificate Balances of the Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until their respective Class Certificate Balances are reduced to zero, second, to the classes of Senior Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; provided, however, that

      o any realized losses otherwise allocable to the Class A-1A, Class A-1B, Class A-1C and Class A-2 Certificates will be allocated concurrently to the Class A-3A, Class A-3B-1 and Class A-3B-2 Certificates, pro rata based on their Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero, and

      o any realized losses otherwise allocable to the Class A-4 Certificates will be allocated to the Class A-5 Certificates, until its Class Certificate Balance is reduced to zero.

      Any such reduction described in the foregoing paragraph is an "Applied Realized Loss Amount."

Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the reduced Class Certificate Balance unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.